Exhibit 10.6

Restricted Stock Unit No.________

OVASCIENCE, INC.

Restricted Stock Unit Award Grant Notice
Restricted Stock Unit Award Grant under the Company’s
2012 Stock Incentive Plan

1.    Name and Address of Participant:        Harald Stock, Ph.D.
c/o OvaScience, Inc.
9 Fourth Avenue
Waltham, MA 02451

2.    Date of Grant of
Restricted Stock Unit Award:            January 5, 2016

3.    Maximum Number of Shares underlying
Restricted Stock Unit Award:            250,000

4.
Vesting of Award: This Restricted Stock Unit Award shall vest as to 25% of the maximum number of restricted stock units (as provided in Section 3 above) on the first anniversary of the Vesting Commencement Date and as to an additional 6.25% of the maximum number of restricted stock units at the end of each successive three-month period following the first anniversary of the Vesting Commencement Date until the fourth anniversary of the Vesting Commencement Date, provided the Participant is providing services to the Company as an employee, director, consultant or advisor of the Company on the applicable vesting date. For purposes of this Restricted Stock Unit Award, “Vesting Commencement Date” shall mean January ___, 2016.

The Company and the Participant acknowledge receipt of this Restricted Stock Unit Award Grant Notice and agree to the terms of the Restricted Stock Unit Agreement attached hereto and incorporated by reference herein, the Company’s 2012 Stock Incentive Plan and the terms of this Restricted Stock Unit Award as set forth above.

OVASCIENCE, INC.

By:    /s/ Thomas Malley
Name:    Thomas Malley
Title:    Chair of Compensation Committee

/s/ Harald Stock
Harald Stock, Ph.D.

OVASCIENCE, INC.

RESTRICTED STOCK UNIT AGREEMENT -
INCORPORATED TERMS AND CONDITIONS

AGREEMENT made as of the date of grant set forth in the Restricted Stock Unit Award Grant Notice between OvaScience, Inc. (the “Company”), a Delaware corporation, and the individual whose name appears on the Restricted Stock Unit Award Grant Notice (the “Participant”).

WHEREAS, the Company has adopted the 2012 Stock Incentive Plan (the “Plan”), to promote the interests of the Company by providing an incentive for employees, officers, directors, consultants and advisors of the Company;

WHEREAS, pursuant to the provisions of the Plan, the Company desires to grant to the Participant restricted stock units (“RSUs”) related to the Company’s common stock, $0.001 par value per share (“Common Stock”), in accordance with the provisions of the Plan, all on the terms and conditions hereinafter set forth; and

WHEREAS, the Company and the Participant understand and agree that any terms used and not defined herein have the meanings ascribed to such terms in the Plan.

NOW, THEREFORE, in consideration of the promises and the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.    Grant of Award. The Company hereby grants to the Participant an award for the number of RSUs set forth in the Restricted Stock Unit Award Grant Notice (the “Award”). Each RSU represents a contingent entitlement of the Participant to receive one share of Common Stock, on the terms and conditions and subject to all the limitations set forth herein and in the Plan, which is incorporated herein by reference. The Participant acknowledges receipt of a copy of the Plan.

2.    Vesting of Award.

(a)    Subject to the terms and conditions set forth in this Agreement and the Plan, the Award granted hereby shall vest as set forth in the Restricted Stock Unit Award Grant Notice and is subject to the other terms and conditions of this Agreement and the Plan. On each vesting date set forth in the Restricted Stock Unit Award Grant Notice, the Participant shall be entitled to receive such number of shares of Common Stock equivalent to the number of RSUs set forth opposite such vesting date provided that the Participant is employed or providing service to the Company on such vesting date. Such shares of Common Stock shall thereafter be delivered by the Company to the Participant within five days of the applicable vesting date and in accordance with this Agreement and the Plan.

(b)    Except as otherwise set forth in this Agreement, if the Participant ceases to be employed or providing services for any reason by the Company (the “Termination”) prior to a vesting date set forth in the Restricted Stock Unit Award Grant Notice, then as of the date on which the Participant’s employment or service terminates, all unvested RSUs shall immediately be forfeited to the Company and this Agreement shall terminate and be of no further force or effect.
(c)    Notwithstanding the foregoing, if a “Change in Control Event” (as defined in that certain Employment Agreement by and between the Company and the Participant, dated as of January ___, 2016 (the “Employment Agreement”)) occurs and within one year of such Change in Control Event, the Participant’s employment is terminated by the Company (or any successor) with “Cause” (as defined in the Employment Agreement) or by the Participant for “Good Reason” (as defined in the Employment Agreement), all unvested RSUs shall vest effective as of the Termination Date (as defined in the Employment Agreement.

3.    Prohibitions on Transfer and Sale. This Award (including any additional RSUs received by the Participant as a result of stock dividends, stock splits or any other similar transaction affecting the Company's securities without receipt of consideration) shall not be sold, assigned, transferred, pledged or otherwise encumbered by the Participant, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the lifetime of the participant. This Award shall not be assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process. Any attempted transfer, assignment, pledge, hypothecation or other disposition of this Award or of any rights granted hereunder contrary to the provisions of this Section 3, or the levy of any attachment or similar process upon this Award shall be null and void.

4.    Securities Law Compliance. The Participant specifically acknowledges and agrees that any sales of shares of Common Stock shall be made in accordance with the requirements of the Securities Act of 1933, as amended. The Company currently has an effective registration statement on file with the Securities and Exchange Commission with respect to the Common Stock to be granted hereunder. The Company intends to maintain this registration statement but has no obligation to do so. If the registration statement ceases to be effective for any reason, Participant will not be able to transfer or sell any of the shares of Common Stock issued to the Participant pursuant to this Agreement unless exemptions from registration or filings under applicable securities laws are available. Furthermore, despite registration, applicable securities laws may restrict the ability of the Participant to sell his or her Common Stock, including due to the Participant’s affiliation with the Company. The Company shall not be obligated to either issue the Common Stock or permit the resale of any shares of Common Stock if such issuance or resale would violate any applicable securities law, rule or regulation.

5.    Rights as a Stockholder. The Participant shall have no right as a stockholder, including voting and dividend rights, with respect to the RSUs subject to this Agreement.

6.    Incorporation of the Plan. This Award, the RSUs and the shares of Common Stock to be issued under the Plan are subject to the provisions of the Plan (including the provisions relating to amendments to the Plan), a copy of which is furnished to the Participant with this option. The provisions of the Plan are incorporated herein by reference.

7.    Tax Liability of the Participant and Payment of Taxes. The Participant acknowledges and agrees that any income or other taxes due from the Participant with respect to this Award or the shares of Common Stock to be issued pursuant to this Agreement or otherwise sold shall be the Participant’s responsibility. Without limiting the foregoing, the Participant agrees that if under applicable law the Participant will owe taxes at each vesting date on the portion of the Award then vested the Company shall be entitled to immediate payment from the Participant of the amount of any tax or other amounts required to be withheld by the Company by applicable law or regulation. Any taxes or other amounts due shall be paid, at the option of the Company, as follows:

(a)    through reducing the number of shares of Common Stock entitled to be issued to the Participant on the applicable vesting date in an amount equal to the statutory minimum of the Participant’s total tax and other withholding obligations due and payable by the Company. Fractional shares will not be retained to satisfy any portion of the Company’s withholding obligation. Accordingly, the Participant agrees that in the event that the amount of withholding required would result in a fraction of a share being owed, that amount will be satisfied by withholding the fractional amount from the Participant’s paycheck;

(b)    requiring the Participant to deposit with the Company an amount of cash equal to the amount determined by the Company to be required to be withheld with respect to the statutory minimum amount of the Participant’s total tax and other withholding obligations due and payable by the Company or otherwise withholding from the Participant’s paycheck an amount equal to such amounts due and payable by the Company; or

(c)    if the Company believes that the sale of shares can be made in compliance with applicable securities laws, authorizing, at a time when the Participant is not in possession of material nonpublic information, the sale by the Participant on the applicable vesting date of such number of shares of Common Stock as the Company instructs a registered broker to sell to satisfy the Company’s withholding obligation, after deduction of the broker’s commission, and the broker shall be required to remit to the Company the cash necessary in order for the Company to satisfy its withholding obligation. To the extent the proceeds of such sale exceed the Company’s withholding obligation the Company agrees to pay such excess cash to the Participant as soon as practicable. In addition, if such sale is not sufficient to pay the Company’s withholding obligation the Participant agrees to pay to the Company as soon as practicable, including through additional payroll withholding, the amount of any withholding obligation that is not satisfied by the sale of shares of Common Stock. The Participant agrees to hold the Company and the broker harmless from all costs, damages or expenses relating to any such sale. The Participant acknowledges that the Company and the broker are under no obligation to arrange for such sale at any particular price. In connection with such sale of shares of Common Stock, the Participant shall execute any such documents requested by the broker in order to effectuate the sale of shares of Common Stock and payment of the withholding obligation to the Company. The Participant acknowledges that this paragraph is intended to comply with Section 10b5-1(c)(1(i)(B) under the Exchange Act.

The Company shall not deliver any shares of Common Stock to the Participant until it is satisfied that all required withholdings have been made.

8.    Participant Acknowledgements and Authorizations.

The Participant acknowledges the following:

(a)    The Company is not by the Plan or this Award obligated to continue the Participant as an employee, officer, director, consultant or advisor of the Company.

(b)    The Plan is discretionary in nature and may be suspended or terminated by the Company at any time.

(c)    The grant of this Award is considered a one-time benefit and does not create a contractual or other right to receive any other award under the Plan, benefits in lieu of awards or any other benefits in the future.

(d)     The Plan is a voluntary program of the Company and future awards, if any, will be at the sole discretion of the Company, including, but not limited to, the timing of any grant, the amount of any award, vesting provisions and the purchase price, if any.

(e)    The value of this Award is an extraordinary item of compensation outside of the scope of the Participant’s employment or consulting contract, if any. As such the Award is not part of normal or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments. The future value of the shares of Common Stock is unknown and cannot be predicted with certainty.

(f)    The Participant (i) authorizes the Company and any agent of the Company administering the Plan or providing Plan recordkeeping services, to disclose to the Company such information and data as the Company shall request in order to facilitate the grant of the Award and the administration of the Plan; and (ii) authorizes the Company to store and transmit such information in electronic form for the purposes set forth in this Agreement.

9.    Notices. Any notices required or permitted by the terms of this Agreement or the Plan shall be given by recognized courier service, facsimile, registered or certified mail, return receipt requested, addressed as follows:

If to the Company:

OvaScience, Inc.
Attn: Chief Financial Officer
9 Fourth Avenue

Waltham, MA 02451

If to the Participant at the address set forth on the Restricted Stock Unit Award Grant Notice or to such other address or addresses of which notice in the same manner has previously been given. Any such notice shall be deemed to have been given on the earliest of receipt, one business day following delivery by the sender to a recognized courier service, or three business days following mailing by registered or certified mail.

10.    Assignment and Successors.

(a)    This Agreement is personal to the Participant and without the prior written consent of the Company shall not be assignable by the Participant otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Participant’s legal representatives.

(b)    This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

11.    Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware, without giving effect to the conflict of law principles thereof. For the purpose of litigating any dispute that arises under this Agreement, whether at law or in equity, the parties hereby consent to exclusive jurisdiction in the Commonwealth of Massachusetts and agree that such litigation shall be conducted in the state courts of the Commonwealth of Massachusetts or the federal courts of the United States for the District of Massachusetts.

12.    Entire Agreement. This Agreement, together with the Plan, constitutes the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof. No statement, representation, warranty, covenant or agreement not expressly set forth in this Agreement shall affect or be used to interpret, change or restrict the express terms and provisions of this Agreement provided, however, in any event, this Agreement shall be subject to and governed by the Plan.

13.    Modifications and Amendments; Waivers and Consents. The terms and provisions of this Agreement may be modified or amended as provided in the Plan. Except as provided in the Plan, the terms and provisions of this Agreement may be waived, or consent for the departure therefrom granted, only by written document executed by the party entitled to the benefits of such terms or provisions. No such waiver or consent shall be deemed to be or shall constitute a waiver or consent with respect to any other terms or provisions of this Agreement, whether or not similar. Each such waiver or consent shall be effective only in the specific instance and for the purpose for which it was given, and shall not constitute a continuing waiver or consent.

14.    Section 409A. The Award of RSUs evidenced by this Agreement is intended to be exempt from the nonqualified deferred compensation rules of Section 409A of the Code as a “short term deferral” (as that term is used in the final regulations and other guidance issued under Section 409A of the Code, including Treasury Regulation Section 1.409A-1(b)(4)(i)), and shall be construed accordingly.

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